United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2008

S&T Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-12508	25-1434426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA	15701
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone number, including area code (800) 325-2265

Former name or address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01.	Other Events.

This Current Report on Form 8-K is being filed to provide in one document, a description of the equity securities of S&T Bancorp, Inc. (“S&T”). S&T is filing this Form 8-K in accordance with the interpretation of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (“SEC”) set forth in Sections G.99 and H.29 of the Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (July 1997). S&T intends to incorporate this description by reference into certain of our filings with the SEC, including registration statements on Form S-3 and Form S-8.

The following description summarizes selected information regarding S&T’s capital stock, as well as relevant provisions of (i) S&T’s articles of incorporation, as amended, (ii) S&T’s by-laws, as amended, and (iii) the Pennsylvania Business Corporation Law of the Commonwealth of Pennsylvania. For a complete description of the terms of S&T’s common and preferred stock, please refer to S&T’s articles of incorporation, as amended, and bylaws, as amended, which is filed as Exhibit 3.1 hereto.

Common Stock

Pursuant to the articles of incorporation, S&T is authorized to issue 50,000,000 shares of common stock, par value $2.50 per share. Holders of S&T common stock will be entitled to receive, when and if declared by the board of directors, from time to time, such dividends and other distributions in cash, stock or property from S&T’s assets or funds legally available for such purposes. Holders of S&T common stock are entitled to one vote for each share held of record on all matters on which shareholders may vote. S&T’s articles of incorporation prohibit cumulative voting in the election of directors.

Preferred Stock

S&T, by resolution of its board of directors and without further action by the shareholders, have the authority to issue, from time to time, up to an aggregate of 10,000,000 shares of preferred stock, without par value, in one or more classes or series and to determine the designation and number of shares of any class or series as well as dividend rates, voting rights, conversion rights, redemption rights, preferences on liquidation or dissolution, and other relative rights, preferences, and limitations, if any. These rights and preferences could adversely affect the voting power of the holders of common stock. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions or other corporate purposes, could have the effect of making it more difficult for a third party from acquiring a majority of S&T’s common stock.

Special Meetings of Shareholders

Special meetings of the S&T shareholders can be called by S&T’s board of directors, its president, or by the shareholders entitled to cast at least one-fifth (1/5) of the vote which all shareholders are entitled to cast at the particular meeting.

Shareholders Rights Plan

While Pennsylvania law authorizes a corporation to adopt a shareholder rights plan, S&T does not have a shareholders rights plan currently in effect.

Director Classification

S&T board of directors is divided into three classes, as nearly equal in number as possible, with each class being elected annually for a three-year term.

Amendment of Articles of Incorporation

S&T’s articles of incorporation may be amended as provided under Pennsylvania law, with the following exception: any amendment to Article 9 (Classification of Directors) or Article 12 (Shareholder Action) requires the affirmative vote of holders of at least 66 2/3% of the votes that all shareholders are entitled to cast thereon at a regular or special meeting of shareholders.

Amendment of By-laws

S&T’s by-laws may be amended by a majority vote of the board of directors at any regular or special meeting of the board duly convened.

Required Vote for Certain Business Combinations

Any plan or proposal for the merger, consolidation, liquidation or dissolution of S&T, or any action that would result in the sale or other disposition of all or substantially all of the assets of S&T will require the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of common stock.

Pennsylvania Anti-Takeover Provisions

Under the Pennsylvania Business Corporation Law, certain anti-takeover provisions may apply to Pennsylvania registered corporations (e.g., publicly traded companies) including those relating to (i) control share acquisitions, (ii) disgorgement of profits by certain controlling persons, (iii) business combination transactions with interested shareholders, and (iv) the rights of shareholders to demand fair value for their stock following a control transaction. Pennsylvania law allows corporations to opt-out of these anti-takeover sections. S&T has opted out the anti-takeover provisions discussed in (i) and (ii). A general summary of the anti-takeover provisions applicable to S&T are set forth below.

Business Combination Transactions with Interested Shareholders

Pennsylvania law prohibits certain business combinations with certain ‘interested shareholders,’ persons who acquire the direct or indirect beneficial ownership of shares entitled to cast at least 20% of the votes entitled to be cast for the election of directors. A corporation subject to this provision may not effect mergers or certain other business combinations with the interested shareholder for a period of five years, unless:

•

the business combination or the acquisition of stock by means of which the interested shareholder became an interested shareholder is approved by the corporation’s board of directors prior to such stock acquisition;

•	the business combination is approved by the affirmative vote of the holders of all the outstanding common shares of the corporation; or

•

the business combination is approved by the affirmative vote of the holders of a majority of all shares entitled to vote, excluding votes of shares held by the interested shareholders, and at the time of such vote, the interested shareholder is the beneficial owner of at least 80% of the voting shares of the corporation. This exception applies only if the value of the consideration to be paid by the interested shareholder in connection with the business combination satisfies certain fair price requirements.

After the five-year restricted period, an interested shareholder of the corporation may engage in a business combination with the corporation if (i) the business combination is approved by the affirmative vote of a majority of the shares other than those beneficially owned by the interested shareholder and its affiliates, or (ii) the merger is approved at a shareholders meeting and certain fair price requirements are met.

Rights of Shareholders to Demand Fair Value for Stock Following a Control Transaction.

Pennsylvania law regarding the ability of shareholders to dispose of their stock following a control transaction provides, generally, that a person or group that acquires more than 20% of the voting power to elect directors of the corporation is a controlling person and must give prompt notice to each shareholder of record. The other shareholders are then entitled to demand that the controlling person pay them the fair value of their shares under specified procedures. Fair value may not be less than the highest price paid per share by the controlling person at any time during the 90-day period ending on and including the date on which the controlling person became such, plus any increment representing any value, such as a control premium, that is not reflected in such price.

Transfer Agent and Registrar

The transfer agent and registrar for S&T’s common stock is American Stock Transfer and Trust Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01—Financial Statements and Exhibits

(d) Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is filed herewith.

Exhibit No.	Description
3.1	By-laws of S&T Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.

/s/ Robert E. Rout
Robert E. Rout
Senior Executive Vice President,
Chief Financial Officer and Secretary

January 31, 2008